UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 8, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On April 8, 2014, Jeffrey S. Byal, Senior Vice President and Chief Accounting Officer, informed the company that he is leaving the company, effective April 25, 2014, to take the chief financial officer position at another company. Mr. Byal's departure is not the result of any issue or concern with the company’s accounting, financial reporting or internal control over financial reporting.

(c)
Stephen M. Brown, Vice President of Finance and Corporate Controller, has been promoted to the position of Vice President and Chief Accounting Officer (principal accounting officer), and has assumed that role effective April 14, 2014. Mr. Brown, age 46, has been with the company since March 2005, serving in a variety of corporate and business unit finance and accounting roles, including Assistant Controller (March 2005 to October 2011), Vice President and Senior Financial Officer/ Controller, North American Operations (October 2011 to March 2013), and Vice President of Finance and Corporate Controller (March 2013 to present). Mr. Brown earned a Bachelor of Business Administration degree in Finance from The University of Texas at Austin, and is a Certified Public Accountant.

As Chief Accounting Officer, Mr. Brown will receive a salary of $275,000 and a target bonus of 50% of salary, and will continue to be eligible for benefits typically provided to the company's vice presidents.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: April 14, 2014	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary